                                                                   Exhibit 11.1

                                 GTS DURATEK, INC. AND SUBSIDIARIES
                                  COMPUTATION OF EARNINGS PER SHARE

                             THREE MONTHS ENDED MARCH 31, 1995 AND 1994

                                                                        1995             1994
                                                                        ----             ----
Primary:

Net earnings                                                         $  292,306        $ 82,052

Accrued dividend on preferred stock                                    (235,200)              0

Accretion of redeemable preferred stock                                 (35,623)              0
                                                                      ---------       ---------

Net earnings applicable to common stock                              $   21,483      $   82,052
                                                                      ---------       ---------
                                                                      ---------       ---------

Average common shares outstanding                                     8,689,317       8,560,250

Dilutive effect of stock options
  and warrants                                                          619,430         542,607
                                                                      ---------       ---------

Weighted average common shares
  outstanding                                                         9,308,747       9,102,857

Earnings per common share                                            $     0.00      $     0.01
                                                                      ---------       ---------
                                                                      ---------       ---------


Fully Diluted:

Net earnings applicable to common stock                              $   21,483      $   82,052
                                                                      ---------       ---------
                                                                      ---------       ---------

Average common shares outstanding                                     8,689,317       8,560,250

Dilutive effect of stock
  options and warrants                                                  817,592         542,607
                                                                      ---------       ---------

Weighted average common shares
  outstanding                                                         9,506,909       9,102,857

Earnings per common share assuming
  full dilution                                                      $     0.00      $     0.01
                                                                      ---------       ---------
                                                                      ---------       ---------


